 EX‑35.2

(logo) TORCHLIGHT

ANNUAL COMPLIANCE STATEMENT

CERTIFICATION

GS Mortgage Securities Trust 2016-GS, Commercial Mortgage Pass-Through Certificates, Series 2016-GS2 (the “Trust”)

I, Jacob Baron, on behalf of Torchlight Loan Services, LLC, as General Special Servicer (the “Certifying Servicer”), certify to GS Mortgage Securities Corporation II and each Other Depositor and their respective officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

1. I (or Servicing Officers under my supervision) have reviewed the Certifying Servicer’s activities during the preceding calendar year and the Certifying Servicer’s performance under the Pooling and Servicing Agreement; and

2. To the best of my knowledge, based on such review, the Certifying Servicer has fulfilled all of its obligations under the Pooling and Servicing Agreement in all material respects throughout such year.

Capitalized terms used but not defined herein have the meanings set forth in the Pooling and Servicing Agreement.

Date:        March 7, 2017

TORCHLIGHT LOAN SERVICES, LLC, as General

Special Servicer

By: /s/ Jacob Baron

Name: Jacob Baron

Title: Authorized Signatory